Exhibit 99.1

February 17, 2009

Dear Shareholder,

We are writing to remind you of the upcoming special meeting of shareholders to vote on the proposed merger with American Community Bancshares. This meeting will be held on Thursday, February 26, 2006 at 10:00 a.m. EST at 1713 North Carolina Highway, Jonesville, North Carolina, 28642.

Enclosed is a new proxy card. If you have already voted, and do not wish to change your vote, no further action is required on your part. If you have not yet voted, whether or not you plan to attend the special shareholders’ meeting, please complete, sign, date, and return the enclosed proxy, or such other document as your broker instructed you to use if your shares are held in “street name,” in the accompanying pre-addressed postage-paid envelope. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the instructions sent to you by your broker or bank. If you are a record shareholder, you may revoke your proxy at any time before it is voted by giving written notice of revocation to Yadkin Valley’s Secretary, or by filing a properly executed proxy of a later date with Yadkin Valley’s Secretary, at or before the meeting. If you are a record shareholder, you may also revoke your proxy by attending and voting your shares in person at the meeting. If your shares are held in “street name” by your broker, you must follow the directions you receive from your broker to change or revoke your proxy.

We continue to encourage you to vote for the proposed merger. We believe there are many significant opportunities for both Yadkin Valley and American Community through this merger, which include:

•                  Expansion into Charlotte/Mecklenburg County market, which we believe is one of the most demographically attractive markets within the Southeast;

•                  Expansion into South Carolina through American Community’s offices in South Carolina, a region that we believe will fuel asset growth;

•                  Franchise enhancement through a larger branch network and an improved ability to serve our customers, leading to an increase in asset size and economies of scale;

•                  A stronger competitive position in one of the Southeast’s most populated regions;

•                  Broader geographic diversification that we believe will reduce the credit risk concentration for both banks; and

•                  The creation of a premier community banking franchise across the Carolinas.

With the unprecedented turbulence within the financial markets, coupled with a weakening U.S. economy, we have heard some of our shareholders express concerns about the merger. We also note that one of our directors, Dan Park, voted against approval of the merger at our board meeting last September and does not support the merger now. Nevertheless, our Board of Directors, as a Board, remains fully committed to the merger and it is our intent to close this transaction as planned. While some investors may see risk, we see the opportunities presented by this merger, which we have outlined above.

We have been and will continue to work with American Community Bancshares to ensure a smooth transition following the merger. As we stated in our fourth quarter 2008 earnings release, we have planned extensive training for American Community employees in areas including risk ratings and credit grades, underwriting, real estate assessment, and problem loan reporting and tracking. We have extensively reviewed American Community’s loan portfolio for potential losses, and believe that the risk inherent in its loan portfolio is manageable.

The merger remains on track, and we expect it to close soon after the special shareholders’ meeting on February 26, 2009. Since the end of 2002, we have successfully integrated three financial institutions with total assets of $587 million, and we believe this speaks to our ability to successfully acquire and integrate quality financial institutions.

We believe that this merger will result in value creation for our shareholders, customers, employees, as well as the communities that we serve. We welcome your questions and encourage you to vote in favor of this merger.

Sincerely,

Dr. Ralph L. Bentley

Chairman of the Board of Directors

William A. Long

President and Chief Executive Officer

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Yadkin and American Community filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on January 16, 2009, and the joint proxy statement/prospectus was first mailed to shareholders of Yadkin and American Community on or about January 20, 2009. Each of Yadkin and American Community may also file with the SEC other documents regarding the proposed merger. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Yadkin and American Community, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to William A. Long, President and CEO, Yadkin Valley Financial Corporation, 209 North Bridge Street, Elkin, North Carolina 28621-3404, (336-526-6300), or to Randy P. Helton, President, CEO, and Chairman, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, NC 28211, (704-225-8444), or by accessing Yadkin Valley’s website at http://www.yadkinvalleybank.com under “Documents” within the Investor Relations section or American Community’s website at http://www.americancommunitybank.com under “About Us/Investor Relations/SEC Filings.”

The information on Yadkin Valley’s and American Community’s websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Yadkin and American Community and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Yadkin and American Community in connection with the combination. Information about the directors and executive officers of Yadkin and their ownership of Yadkin common stock is set forth in the proxy statement, filed April 15, 2008, for Yadkin Valley’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of American Community and their ownership of American Community common stock is set forth in the proxy statement, filed April 17, 2008, for American Community’s 2008 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to (1) statements about the benefits of the combination of Yadkin and American Community, including future financial and operating results, cost savings, and enhanced revenues, (2) statements with respect to Yadkin’s and American Community’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These statements are based upon the current beliefs and expectations of Yadkin’s and American Community’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of either company’s shareholders to approve the combination; (5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (7) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in either Yadkin’s or American Community’s loan portfolio, which may result in increased credit risk-related losses and expenses; (8) changes in the U.S. legal and regulatory framework; and (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause Yadkin’s or American Community’s results to differ materially from those described in the forward-looking statements can be found in Yadkin’s and American Community’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Yadkin and American Community or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Yadkin and American Community do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.